UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308 (I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS:

On January 11, 2012, Ramtron International Corporation (the “Company”), in anticipation of its participation at the 14th Annual Needham Growth Conference on January 11 and 12, 2012, announced preliminary results for total revenues for its fiscal year ended December 31, 2011.

Based on a review of the Company’s preliminary results, management expects to report fiscal year 2011 revenue of approximately $66.4 million. In addition, the Company believes that its fourth-quarter results will allow it to achieve its previously published net income guidance of $0.02 to $0.05 per share for the second half of 2011. These results are preliminary and unaudited. The Company plans to report its final results for the fourth quarter and fiscal 2011 on Thursday, February 16, 2012.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS:

(d) Exhibits:

99.1	Press Release dated January 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Executive Officer
(Principal Executive Officer and
Duly Authorized Officer of the
Registrant)

Dated: January 11, 2012